As filed with the Securities and Exchange Commission on April 27, 2007
                                                     Registration No. 333-136417
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                          COMMUNITY FIRST BANCORP, INC.
                          -----------------------------
                 (Name of Small Business Issuer in its charter)
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

     MARYLAND                                    6035                        36-4526348
---------------------------------------------------------------------------------------------------
(State or jurisdiction                 (Primary standard industrial           (I.R.S. employer
of incorporation or organization)      classification code number)           identification number)
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                             2420 NORTH MAIN STREET
                          MADISONVILLE, KENTUCKY 42431
                                 (270) 326-3500
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)

                           WILLIAM M. TANDY, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                          COMMUNITY FIRST BANCORP, INC.
                             2420 NORTH MAIN STREET
                          MADISONVILLE, KENTUCKY 42431
                                 (270) 326-3500
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

                            JAMES C. STEWART, ESQUIRE
                            MALIZIA SPIDI & FISCH, PC
                    901 NEW YORK AVENUE, N.W., SUITE 210 EAST
                             WASHINGTON, D.C. 20001
                                 (202) 434-4671


     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: Not applicable.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                          DEREGISTRATION OF SECURITIES


     In accordance with the undertaking set forth in its Registration Statement on Form SB-2 (File No. 333-136417), declared effective by the Commission on December 28, 2006 (the "Registration Statement"), the Registrant is filing this Post-Effective Amendment No. 1 to remove from registration 854,468 shares of its common stock, $.01 par value (the "Common Stock"), that were not sold in the offering covered thereby.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Madisonville, Commonwealth of Kentucky, on April 27, 2007.


                              COMMUNITY FIRST BANCORP, INC.


                              By: /s/ William M. Tandy
                                  ----------------------------------------------
                                  William M. Tandy
                                  President and Chief Executive Officer
                                  (Duly Authorized Representative)

     In accordance  with the  requirements  of the Securities Act of 1933,  this amended  registration  statement has been signed by the following persons in the capacities and on the dates stated.
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Signatures                           Title                                                  Date
----------                           -----                                                  ----

/s/ William M. Tandy                 President, Chief Executive Officer and Director        April 27, 2007
-----------------------------        (Principal Executive Officer)
William M. Tandy

-----------------------------        Director
Paul W. Arison

/s/ Charlotte E. Baldwin   *         Director                                               April 27, 2007
----------------------------
Charlotte E. Baldwin

/s/ Steven E. Carson       *         Director                                               April 27, 2007
----------------------------
Steven E. Carson

----------------------------         Director
Charles G. Ramsey

/s/ J. Craig Riddle        *         Director                                               April 27, 2007
----------------------------
J. Craig Riddle

/s/ Ralph T. Teague        *         Director                                               April 27, 2007
----------------------------
Ralph T. Teague

/s/ Charles B. Vaughn      *         Director                                               April 27, 2007
----------------------------
Charles B. Vaughn

/s/ Amy D. Lyons           *         Vice President                                         April 27, 2007
----------------------------         (Principal Financial and Accounting Officer)
Amy D. Lyons


*  By: /s/ William M. Tandy
       -----------------------------
          William M. Tandy
          Power of Attorney
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